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Exhibit 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A into the Company's previously filed registration statements (File Nos. 33-76300, 33-76302, 33-76304 and 333-246) on
Form S-8 and Registration Statement on Form S-3 (File No. 33-91754).


                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 23, 1996